Exhibit 99.1

Regal Entertainment Group Reports Results for First Quarter 2008 and
Declares Quarterly Dividend

Knoxville, Tennessee – April 24, 2008 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal first quarter 2008 results and declared a cash dividend of $0.30 per common share.

Total revenue for the first quarter ended March 27, 2008 was $626.8 million compared to total revenue of $625.0 million for the first quarter of 2007. Net loss was $3.0 million in the first quarter of 2008, which included a $33.0 million after-tax loss on debt extinguishment, compared to net income of $229.1 million in the first quarter of 2007, which benefited from a $209.0 million after-tax gain on the National CineMedia IPO transaction. Diluted earnings (loss) per share was ($0.02) for the first quarter of 2008 compared to $1.46 during the first quarter of 2007. Adjusted earnings per diluted share(1) was $0.19 for the first quarter of 2008 compared to $0.13 during the first quarter of 2007. Adjusted EBITDA(2) of $131.1 million for the first quarter of 2008 represented an Adjusted EBITDA margin of approximately 20.9%. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on June 24, 2008, to stockholders of record on June 16, 2008. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Strong box office results again produced record total revenue and Adjusted EBITDA during the first quarter of 2008,” stated Mike Campbell, CEO of Regal Entertainment Group. “We look forward to completing the acquisition of Consolidated Theatres and to a summer film slate featuring both proven franchise films and big-budget original content,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss first quarter 2008 results on April 24, 2008 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 -

10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #264083. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,385 screens in 525 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 33 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters Ended 3/27/08 and 3/29/07

(in millions, except per share data)

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007
Revenues
Admissions	$432.0	$426.7
Concessions	166.1	168.3
Other operating revenues	28.7	30.0
Total revenues	626.8	625.0
Operating expenses
Film rental and advertising costs	215.9	218.0
Cost of concessions	22.7	25.0
Rent expense	83.3	81.0
Other operating expenses	168.6	164.9
General and administrative expenses	15.0	16.0
(including share-based compensation expense of $1.4 million and $2.1 million for the quarters ended March 27, 2008 and March 29, 2007, respectively)
Depreciation and amortization	46.3	46.3
Net loss on disposal and impairment of operating assets	2.2	5.4
Joint venture equity including former employee compensation	0.2	3.4

Income from operations	72.6	65.0

Interest expense, net	29.7	31.0
Gain on NCM transaction	—	(350.7)
Earnings recognized from NCM	(8.4)	—
Minority interest in earnings of consolidated subsidiaries and other	0.6	—
Loss on debt extinguishment	52.8	—
Income (loss) before income taxes	(2.1)	384.7
Provision for income taxes	(0.9)	(155.6)
Net income (loss)	$(3.0)	$229.1
Diluted earnings (loss) per share	$(0.02)	$1.46
Adjusted earnings per diluted share(1)	$0.19	$0.13
Weighted average number of diluted shares outstanding(2)	152.8	157.2
Adjusted weighted average number of diluted shares outstanding(3)	158.5	157.2

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	Mar. 27, 2008	Dec. 27, 2007
Cash and cash equivalents	$487.8	$435.2
Total assets	2,633.5	2,634.9
Total debt	2,069.4	1,965.5
Stockholders’ deficit	(185.8)	(119.3)

Operating Data

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007
Theatres at period end	525	529
Screens at period end	6,385	6,340
Average screens per theatre	12.2	12.0
Attendance (in thousands)	56,881	58,621
Average ticket price	$7.59	$7.28
Average concessions per patron	$2.92	$2.87

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007
EBITDA	$73.9	$462.0
Interest expense, net	(29.7)	(31.0)
Provision for income taxes	(0.9)	(155.6)
Deferred income taxes	1.4	(44.8)
Loss on debt extinguishment	52.8	—
Changes in operating assets and liabilities	(32.3)	469.5
Other items, net	6.0	9.9
Net cash provided by operating activities	$71.2	$710.0

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007
EBITDA	$73.9	$462.0
Gain on NCM transaction	—	(350.7)
Loss on disposal and impairment of operating assets	2.2	5.4
Share-based compensation expense	1.4	2.1
Joint venture employee compensation and depreciation and amortization	0.2	1.7
Loss on debt extinguishment	52.8	—
Minority interest and other, net	0.6	—
Adjusted EBITDA(4)	$131.1	$120.5

Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007

Net cash provided by operating activities	$71.2	$710.0
Capital expenditures	(24.8)	(19.9)
Proceeds from asset sales	—	3.1
Free cash flow(4)	$46.4	$693.2

Reconciliation to Diluted Earnings (Loss) Per Share and Net Income (Loss)

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended
	Mar. 27, 2008	Mar. 29, 2007
Net income (loss)	$(3.0)	$229.1
Loss on debt extinguishment, net of related tax effects	33.0	—
Gain on NCM transaction, net of related tax effects	—	(209.0)
Net income, excluding loss on debt extinguishment and gain on NCM transaction	30.0	20.1

Weighted average number of diluted shares outstanding(2)	152.8	157.2
Weighted average effect of dilutive securities	5.7	—
Adjusted weighted average number of diluted shares outstanding(3)	158.5	157.2

Adjusted earnings per diluted share(1)	$0.19	$0.13
Diluted earnings (loss) per share	$(0.02)	$1.46

(1)          We have included adjusted earnings per diluted share (net income, excluding loss on debt extinguishment, net of related tax effects, and gain on NCM transaction, net of related tax effects divided by adjusted weighted average number of diluted shares outstanding), because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings (loss) per share for the quarters ended March 27, 2008 and March 29, 2007. Since the Company reported a net loss of $3.0 million for the quarter ended March 27, 2008, no common stock equivalents were included as the effect would have been antidilutive. There were no antidilutive common stock equivalents outstanding during the quarter ended March 29, 2007.

(3)          Represents the weighted average number of diluted shares outstanding, after giving effect to common stock equivalents that had a dilutive effect on the computation of adjusted earnings per diluted share for the quarter ended March 27, 2008.

(4)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, gain on NCM transaction, loss on disposal and impairment of operating assets, share-based compensation expense, joint venture employee compensation and depreciation and amortization, loss on debt extinguishment and minority interest and other, net) was approximately $131.1 million, or 20.9% of total revenues, for the quarter ended March 27, 2008. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our liquidity. In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.